Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of China Recycling Energy Corporation of our report dated March 28, 2016 relating to the financial statements for the years ended December 31, 2015 and 2014, which appear in the 2015 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ MFJ & Associates, APC

MJF & Associates, APC

Los Angeles, CA 90071

November 29, 2016